Exhibit (a)(5)(F)

CENTERBRIDGE PARTNERS COMMENCES $51.50 PER SHARE CASH TENDER OFFER FOR ALL

OUTSTANDING SHARES OF P.F. CHANG’S CHINA BISTRO, INC.

Scottsdale, Arizona, May 15, 2012—In connection with the previously announced merger agreement entered into to acquire P.F. Chang’s China Bistro, Inc. (NASDAQ: PFCB) (“P.F. Chang’s” or the “Company”), P.F. Chang’s today announced that Wok Parent LLC (“Parent”), Wok Holdings Inc. (“Holdings”) and Wok Acquisition Corp. (“Purchaser”) have commenced a cash tender offer to acquire all of the outstanding shares of P.F. Chang’s common stock. Upon the successful closing of the tender offer, stockholders of P.F. Chang’s who tendered their shares in the tender offer will receive $51.50 per share in cash, without interest and less any required withholding taxes. Parent and Purchaser are newly formed entities and are wholly-owned by funds advised by Centerbridge Partners, L.P. (“Centerbridge”), a leading private investment firm.

The tender offer is subject to conditions, including the tender of approximately 83% of the outstanding shares of P.F. Chang’s, the receipt of the Federal Trade Commission’s approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. In certain cases, the parties have agreed to proceed with a one-step merger transaction if the tender offer is not completed.

Parent, Holdings and Purchaser are filing with the Securities and Exchange Commission (the “SEC”) today a tender offer statement on Schedule TO that includes an Offer to Purchase, a form of Letter of Transmittal and related tender offer documents. The Offer to Purchase describes the terms of the tender offer and instructions for tendering shares. In addition, P.F. Chang’s is filing with the SEC today a Solicitation/Recommendation Statement on Schedule 14D-9 that includes the recommendation of the P.F. Chang’s Board of Directors that P.F. Chang’s stockholders accept the tender offer and tender their shares pursuant to the tender offer. The Offer to Purchase, the Solicitation/Recommendation Statement and the related documents contain important information regarding the tender offer, and P.F. Chang’s stockholders are encouraged to read them carefully.

The tender offer will expire at midnight, New York City time, at the end of Tuesday, June 12, 2012, unless extended or earlier terminated in accordance with the terms of the merger agreement entered into to acquire P.F. Chang’s and the applicable rules and regulations of the SEC.

About P.F. Chang’s

P.F. Chang’s China Bistro, Inc. owns and operates two restaurant concepts in the Asian niche. P.F. Chang’s China Bistro features a blend of high-quality, Chinese-inspired cuisine and American hospitality in a sophisticated, contemporary bistro setting. Pei Wei Asian Diner offers a modest menu of freshly prepared pan-Asian cuisine in a relaxed, warm environment offering attentive counter service and take-out flexibility. In addition, the Company has extended its brands to international markets, airport locations, and retail products all of which are operated under licensing agreements. The Company has also announced an agreement to acquire a majority equity ownership position in True Food Kitchen, a Fox Restaurant Concept specializing in healthy, locally sourced and globally inspired meals.

About Centerbridge

Centerbridge Partners, L.P. is a private investment firm headquartered in New York City with approximately $20 billion in capital under management. The firm focuses on private equity and credit investments. The firm is dedicated to partnering with world-class management teams across targeted industry sectors to help companies achieve their operating and financial objectives.

Forward Looking Statements

This press release may contain “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding information regarding the intent, belief or current expectation of the Company and members of its senior management team. Forward-looking statements include, without limitation, statements regarding business combinations and similar transactions, prospective performance and opportunities and the outlook for the Company’s businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward looking statements include: uncertainties as to the completion of the tender offer and the completion and timing of the merger; uncertainties as to how many of the Company stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities. In addition, the Company’s actual performance and financial results may differ materially from those currently anticipated due to a number of risk and uncertainties, including, but not limited to, failure of the Company’s existing or new restaurants to achieve expected results; damage to the Company’s brands or reputation; inability to successfully expand the Company’s operations; changes in general economic conditions and dependence on sales concentrated in certain geographic areas; intense competition in the restaurant industry; changes in government legislation that may increase labor costs; litigation; adverse public or medical opinions about the health effects of consuming the Company’s products; failure to comply with governmental regulations; changes in food costs; the inability to retain key personnel; federal and state tax rules could negatively impact results of operations and financial position; fluctuating insurance requirements and costs; seasonality of the Company’s business; adverse impact if information technology and computer systems do not perform properly. More detailed information about the Company and the risk factors that may affect the realization of any forward-looking statements is set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, as well as the tender offer documents filed by Purchaser and certain of its affiliates and the solicitation/recommendation statement filed by the Company. All of the materials related to the offer (and all other offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting the Company Investor Relations at 7676 E. Pinnacle Peak Road, Scottsdale, AZ 85255, telephone number (480) 888-3000 or investorrelations@pfcb.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Notice to Investors

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company common stock has been made pursuant to a tender offer statement on Schedule TO, containing an Offer to Purchase and related tender offer documents, filed by Purchaser and certain of its affiliates with the SEC on May 15, 2012. The Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. These documents contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. The tender offer materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the SEC) may be obtained at no charge by directing a request by mail to Georgeson, Inc., at 199 Water Street, 26th Floor, New York, NY 10038-3560, or by calling toll-free at (866) 300-8594.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company pursuant to the terms of an Agreement and Plan of Merger, dated as of May 1, 2012, by and among the Company, Parent, a Delaware limited liability company, and Purchaser, a Delaware corporation and an indirect wholly-owned subsidiary of Purchaser. The materials filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. After the Company’s filing thereof, investors and stockholders will also be able to obtain free copies of the proxy statement from the Company by contacting the Company Investor Relations at 7676 E. Pinnacle Peak Road, Scottsdale, AZ 85255, telephone number (480) 888-3000 or investorrelations@pfcb.com. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

The Company and its respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2012 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended January 1, 2012, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the transaction when and if they become available. Information concerning the interests of the Company’s potential participants, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available.

Contact Information

Investors:

Allison Schulder

(480) 888-3000

allison.schulder@pfcb.com

Media:

Matt Sherman / Averell Withers / Joe Berg

Joele Frank, Wilkinson Brimmer Katcher

(212) 335-4449

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